Exhibit 99.1

Allocation Schedule for

Corporate Backed Trust Certificates

Series 2001-8 Trust

Distribution on May 20, 2011

DESCRIPTION OF CERTIFICATES	CUSIP NUMBER		PRINCIPAL AMOUNT OUTSTANDING OF CERTIFICATES PRIOR TO DISTRIBUTION	SHARES OF GM STOCK (CUSIP 37045V100*)	GM WARRANTS (EXERCISE PRICE OF $10.00 PER SHARE, CUSIP 37045V118*)	GM WARRANTS (EXERCISE PRICE OF $18.33 PER SHARE, CUSIP 37045V126*)	FACTOR APPLICABLE TO $25 PAR VALUE AFTER MAY 20, 2011 DISTRIBUTION[1]

1,303,000 $25 Par Class A-1 Certificates	CUSIP No. 21988G858	*	1,303,000 $25 Par	126,434	116,575	116,575	0.74026946

$32,575,000 Notional Principal Amount Class A-2 Certificates	CUSIP No. 21988GAJ5	*	$32,575,000	0.00	0.00	0.00	N/A

After giving effect to the above distribution, the new par value per Class A-1 Certificate will be $18.50673639. Accordingly there will remain outstanding 1,303,000 $18.50673639 Par Class A-1 Certificates equal to $24,114,277.52 Principal Amount.

Amount of New GM Securities Allocable per 1,000 of Original Amount of Certificates

DESCRIPTION OF CERTIFICATES	CUSIP NUMBER		SHARES OF GM STOCK (CUSIP 37045V100)	GM WARRANTS (EXERCISE PRICE OF $10.00 PER SHARE, CUSIP 37045V118)	GM WARRANTS (EXERCISE PRICE OF $18.33 PER SHARE, CUSIP 37045V126)

1,303,000 $25 Par Class A-1 Certificates	CUSIP No. 21988G858	*	97.03300077	89.46661550	89.46661550

$32,575,000 Notional Principal Amount Class A-2 Certificates	CUSIP No. 21988GAJ5	*	0.00	0.00	0.00

U.S. Bank Trust National Association

As Trustee

[1]

The factor applicable to the $25 Par value for A-1 Certificates after the May 20, 2011 distribution was determined using stock and warrant prices as of April 21, 2011 and assumes that all in-kind securities distributed are deemed to reduce the principal amount of A-1 Certificates on a dollar-for-dollar basis as contemplated by Section 5 (d) of the Series Supplement.

*	The CUSIP numbers appearing herein have been included solely for the convenience of the Holders. The Trustee assumes no responsibility for the selection or use of such numbers and makes no representations as to the correctness of the CUSIP numbers appearing herein.